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As filed with the Securities and Exchange Commission on February 14, 2006

Registration No. 333-130470

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCELLENT INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	84-1507827 (I.R.S. Employer Identification Number)

(see following pages for additional registrants)

100 Fordham Road
Wilmington, Massachusetts 01887
(978) 570-6900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stewart A. Fisher
Chief Financial Officer, Executive Vice President, Treasurer and Secretary
Accellent Inc.
100 Fordham Road
Wilmington, Massachusetts 01887
(978) 570-6900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
(212) 455-2000

        Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

10 1/2% Senior Subordinated Exchange Notes due 2013..	$305,000,000	100%	$305,000,000	$32,635.00(2)

Guarantees of 10 1/2% Senior Subordinated Exchange Notes due 2013(3)	N/A(4)	(4)	(4)	(4)

(1)
Estimated solely for purposes of computing the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Previously paid.

(3)
See inside facing page for additional registrant guarantors.

(4)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Industrial Classification Code Number
Accellent Corp.	Colorado	91-2054669	3841
American Technical Molding, Inc.	California	99-0266738	3841
Brimfield Acquisition Corp.	Delaware	51-0386457	3841
Brimfield Precision, LLC	Delaware	04-3457459	3841
CE Huntsville Holdings Corp.	Delaware	54-2181917	3841
Cycam, Inc.	Pennsylvania	25-1567669	3841
ELX, Inc.	Pennsylvania	25-1711485	3841
G&D, Inc. d/b/a Star Guide Corporation	Colorado	84-0718817	3841
Hayden Precision Industries, LLC	Delaware	16-1564447	3841
Kelco Acquisition, LLC	Delaware	52-2139676	3841
Machining Technology Group, LLC	Tennessee	62-1755768	3841
MedSource Technologies, Inc.	Delaware	52-2094496	3841
MedSource Technologies, LLC	Delaware	41-1934170	3841
MedSource Technologies, Newton Inc.	Delaware	41-1990432	3841
MedSource Technologies Pittsburgh, Inc.	Delaware	04-3710128	3841
MedSource Trenton, Inc.	Delaware	32-0000036	3841
Micro-Guide, Inc.	California	95-1866997	3841
National Wire & Stamping, Inc.	Colorado	84-0485552	3841
Noble-Met, Ltd.	Virginia	54-1480585	3841
Portlyn, LLC	Delaware	02-0506852	3841
Spectrum Manufacturing, Inc.	Nevada	36-2997517	3841
Tenax, LLC	Delaware	06-1567572	3841
Texcel, Inc.	Massachusetts	04-2973748	3841
Thermat Acquisition Corp.	Delaware	52-2235950	3841
UTI Corporation	Pennsylvania	23-1721795	3841
UTI Holding Company	Delaware	51-0407158	3841
Venusa, Ltd.	New York	13-3029017	3841

(1)
The address and telephone number of each co-registrant's principal executive offices is 100 Fordham Road, Wilmington, Massachusetts 01887, (978) 570-6900.

        This Amendment No. 3 is being filed to file an exhibit only.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrant's directors and officers are insured or indemnified against liability in their capacities as such.

        The registrant is organized under the laws of the State of Maryland. Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment as being material to the cause of action.

        Article Tenth of the registrant's Third Articles of Amendment and Restatement, as amended, provides that the liability of any director or officer of the registrant to the registrant or its stockholders for money damages shall be limited to the sum of ten dollars, provided nothing in Article Tenth shall limit the liability of a director or officer (i) to the extent that it is proved that such person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money property or services actually received, or (ii) to the extent that a judgment or other final adjudication, adverse to such person is entered in a proceeding based on a finding in the proceeding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        Article VI of the registrant's Bylaws provides that the registrant shall indemnify, to the fullest extent permitted by the laws of the State of Maryland, any present or former director or officer of the registrant, or any person who serves or served another corporation, partnership, joint venture, trust or other enterprise in one of such capacities at the request of the registrant, who, by reason of such position, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

        Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        The registrant maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the registrant may incur in such capacities.

Item 21. Exhibits and Financial Statement Schedules.

        See Exhibit Index.

Item 22. Undertakings.

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

        (b)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (c)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

ACCELLENT INC.
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Executive Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Executive Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* (Michael W. Michelson)	Director
* (Kenneth W. Freeman)	Director
* (James C. Momtazee)	Director
* (Steven Barnes)	Director
*By:	/s/ STEWART A. FISHER Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, each registrant listed below has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

ACCELLENT CORP.
AMERICAN TECHNICAL MOLDING, INC.
BRIMFIELD ACQUISITION CORP.
CE HUNTSVILLE HOLDINGS CORP.
G&D, INC. D/B/A STAR GUIDE CORPORATION
MEDSOURCE TECHNOLOGIES, INC.
MEDSOURCE TECHNOLOGIES, NEWTON INC.
MEDSOURCE TECHNOLOGIES PITTSBURGH, INC.
MEDSOURCE TRENTON, INC.
MICRO-GUIDE, INC.
NATIONAL WIRE & STAMPING, INC.
NOBLE-MET, LTD.
SPECTRUM MANUFACTURING, INC.
TEXCEL, INC.
THERMAT ACQUISITION CORP.
UTI HOLDING COMPANY
VENUSA, LTD.
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* (Timothy Mathews)	Director
* (Thomas F. Lemker)	Director of National Wire & Stamping, Inc. and Texcel, Inc.
*By:	/s/ STEWART A. FISHER Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, UTI Corporation has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

UTI CORPORATION
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	President and Director (Principal Executive Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* (Timothy Mathews)	Director
*By:	/s/ STEWART A. FISHER Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, each of Cycam, Inc. and ELX, Inc. has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

CYCAM, INC. ELX, INC.
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	President, Chief Executive Officer and Director (Principal Chief Financial Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
*By:	/s/ STEWART A. FISHER Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, Machining Technology Group, LLC has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

MACHINING TECHNOLOGY GROUP, LLC
By:	Accellent Corp. and UTI Holding Company
Its:	Members
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	Chief Manager and President (Principal Executive Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
*By:	/s/ STEWART A. FISHER Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, each registrant listed below has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

BRIMFIELD PRECISION, LLC HAYDEN PRECISION INDUSTRIES, LLC KELCO ACQUISITION, LLC MACHINING TECHNOLOGY GROUP, LLC PORTLYN, LLC TENAX, LLC
By:	MedSource Technologies, LLC
Its:	Sole Member
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	President and Chief Executive Officer (Principal Executive Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
*By:	/s/ STEWART A. FISHER Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, MedSource Technologies, LLC has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of Cambridge and State of Massachusetts, on this 14th day of February, 2006.

MEDSOURCE TECHNOLOGIES, LLC
By:	MedSource Technologies, Inc.
Its:	Sole Member
By:	/s/ STEWART A. FISHER
	Name:	Stewart A. Fisher
	Title:	Chief Financial Officer, Vice President, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 has been signed below by the following persons in the capacities indicated on February 14, 2006.

Signature	Capacity

* (Ron Sparks)	President and Chief Executive Officer (Principal Executive Officer)
/s/ STEWART A. FISHER (Stewart A. Fisher)	Chief Financial Officer, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
*By:	/s/ STEWART A. FISHER Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of October 7, 2005, by and between Accellent Inc. and Accellent Acquisition Corp. (incorporated by reference to Exhibit 99.2 to Accellent Corp.'s Current Report on Form 8-K, filed on October 11, 2005).
2.2	Voting Agreement, dated as of October 7, 2005, by and among Accellent Inc., Accellent Acquisition Corp. and certain stockholders of Accellent Inc. (incorporated by reference to Exhibit 99.2 to Accellent Corp.'s Current Report on Form 8-K, filed on October 11, 2005).
3.1**	Third Articles of Amendment and Restatement, as amended, of Accellent Inc.
3.2**	Amended and Restated Bylaws of Accellent Inc.
3.3*	Articles of Incorporation, as amended, of Accellent Corp.
3.4*	Bylaws of Accellent Corp.
3.5*	Restated Articles of Incorporation of American Technical Molding, Inc.
3.6*	Restated Bylaws of American Technical Molding, Inc.
3.7*	Certificate of Incorporation of Brimfield Acquisition Corp.
3.8*	Bylaws of Brimfield Acquisition Corp.
3.9*	Certificate of Formation, as amended, of Brimfield Precision, LLC
3.10*	Limited Liability Company Agreement of Brimfield Precision, LLC
3.11**	Certificate of Incorporation of CE Huntsville Holdings Corp.
3.12**	Bylaws of CE Huntsville Holdings Corp.
3.13*	Articles of Incorporation, as amended, of Cycam, Inc.
3.14*	Bylaws of Cycam, Inc.
3.15*	Articles of Incorporation of ELX, Inc.
3.16*	Amended and Restated Bylaws of ELX, Inc.
3.17*	Articles of Incorporation, as amended, of G&D, Inc. d/b/a Star Guide Corporation
3.18*	Bylaws, as amended, of G&D, Inc. d/b/a Star Guide Corporation
3.19*	Certificate of Formation, as amended, of Hayden Precision Industries, LLC
3.20*	Limited Liability Company Agreement of Hayden Precision Industries, LLC
3.21*	Certificate of Formation of Kelco Acquisition, LLC
3.22*	Amended and Restated Limited Liability Company Agreement of Kelco Acquisition, LLC
3.23**	Articles of Organization of Machining Technology Group, LLC
3.24**	Second Amended and Restated Operating Agreement of Machining Technology Group, LLC
3.25*	Certificate of Incorporation of MedSource Technologies, Inc.
3.26*	Bylaws of MedSource Technologies, Inc.
3.27*	Certificate of Formation of MedSource Technologies, LLC
3.28*	Limited Liability Company Agreement of MedSource Technologies, LLC
3.29*	Certificate of Incorporation, as amended, of MedSource Technologies, Newton Inc.
3.30*	Bylaws of MedSource Technologies, Newton Inc.

3.31*	Certificate of Incorporation, as amended, of MedSource Technologies Pittsburgh, Inc.
3.32*	Bylaws of MedSource Technologies Pittsburgh, Inc.
3.33*	Certificate of Incorporation of MedSource Trenton, Inc.
3.34*	Bylaws of MedSource Trenton, Inc.
3.35*	Articles of Incorporation, as amended, of Micro-Guide, Inc.
3.36*	Amended and Restated Bylaws of Micro-Guide, Inc.
3.37*	Articles of Incorporation, as amended, of National Wire & Stamping, Inc.
3.38*	Bylaws of National Wire & Stamping, Inc.
3.39*	Articles of Incorporation, as amended, of Noble-Met, Ltd.
3.40*	Bylaws, as amended, of Noble-Met, Ltd.
3.41*	Certificate of Formation, as amended, of Portlyn, LLC
3.42*	Limited Liability Company Agreement of Portlyn, LLC
3.43*	Articles of Incorporation of Spectrum Manufacturing, Inc.
3.44*	Bylaws, as amended, of Spectrum Manufacturing, Inc.
3.45*	Certificate of Formation of Tenax, LLC
3.46*	Limited Liability Company Agreement of Tenax, LLC
3.47*	Restated Articles of Organization of Texcel, Inc.
3.48*	Amended and Restated Bylaws of Texcel, Inc.
3.49*	Certificate of Incorporation of Thermat Acquisition Corp.
3.50*	Bylaws of Thermat Acquisition Corp.
3.51*	Amended and Restated Articles of Incorporation, as amended, of UTI Corporation
3.52*	Bylaws of UTI Corporation
3.53*	Certificate of Incorporation of UTI Holding Company
3.54*	Bylaws of UTI Holding Company
3.55*	Certificate of Incorporation of Venusa, Ltd.
3.56*	Bylaws of Venusa, Ltd.
4.1	Indenture, dated as of November 22, 2005, among Accellent Inc., the subsidiary guarantors named therein and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Accellent Corp.'s Current Report on Form 8-K, filed on November 29, 2005).
4.2	Exchange and Registration Rights Agreement, dated November 22, 2005, among Accellent Inc., the subsidiary guarantors named therein and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc. (incorporated by reference to Exhibit 4.2 to Accellent Corp.'s Current Report on Form 8-K, filed on November 29, 2005).
4.3	Form of Exchange Note (included in Exhibit 4.1)
5.1**	Opinion of Simpson Thacher & Bartlett LLP
5.2**	Opinion of Bass, Berry & Sims PLC.
5.3**	Opinion of Hogan & Hartson L.L.P.
5.4**	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
5.5**	Opinion of Saul Ewing LLP.

5.6**	Opinion of Snell & Wilmer L.L.P.
5.7**	Opinion of Venable LLP.
10.1	Credit Agreement, dated November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent and Lehman Commercial Paper Inc., as documentation agent (incorporated by reference to Exhibit 10.1 to Accellent Corp.'s Current Report on Form 8-K, filed on November 29, 2005).
10.2	Guarantee, dated as of November 22, 2005, among Accellent Acquisition Corp., the subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to Accellent Corp.'s Current Report on Form 8-K, filed on November 29, 2005).
10.3	Pledge Agreement, dated as of November 22, 2005, among Accellent Acquisition Corp., Accellent Merger Sub Inc., Accellent Inc., the subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.3 to Accellent Corp.'s Current Report on Form 8-K, filed on November 29, 2005).
10.4	Security Agreement, dated as of November 22, 2005, among Accellent Holdings Corp., Accellent Merger Sub Inc., Accellent Inc., the subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.4 to Accellent Corp.'s Current Report on Form 8-K, filed on November 29, 2005).
10.5**	2005 Equity Plan for Key Employees of Accellent Holdings Corp. and Its Subsidiaries and Affiliates.
10.6**	Management Services Agreement, dated November 22, 2005, between Accellent Inc. and Kohlberg Kravis Roberts & Co. L.P.
10.7**	Form of Rollover Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management.
10.8**	Form of Management Stockholder's Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management.
10.9**	Form of Sale Participation Agreement, dated November 22, 2005, between Accellent Holdings LLC and certain members of management.
10.10**	Registration Rights Agreement, dated November 22, 2005, between Accellent Holdings Corp. and Accellent Holdings LLC.
10.11**	Stock Subscription Agreement, dated November 16, 2005, between Bain Capital Integral Investors LLC and Accellent Holdings Corp.
10.12**	Stockholders' Agreement, dated as of November 16, 2005 by and among Accellent Holdings Corp., Bain Capital Integral Investors, LLC, BCIP TCV, LLC and Accellent Holdings LLC.
10.13	Asset Purchase Agreement, dated as of September 12, 2005 by and among Accellent Corp., CE Huntsville Holdings Corp., Campbell Engineering, Inc. and the shareholders of Campbell Engineering, Inc. (incorporated by reference to Exhibit 10.2 to Accellent Corp.'s Quarterly Report on Form 10-Q, filed on November 1, 2005).
10.14	Agreement and Plan of Merger, dated as of April 27, 2004, among MedSource Technologies, Inc., Medical Device Manufacturing, Inc. and Pine Merger Corporation (incorporated by reference to Exhibit 2.1 to MedSource Technologies, Inc.'s Current Report on Form 8-K, filed on April 28, 2004).
10.15	Employment Agreement, dated as of September 15, 2003, between Accellent Inc. and Ron Sparks (incorporated by reference to Exhibit 10.1 of Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2004).

10.16	Employment letter dated July 19, 2004 between Accellent Inc. and Gary Curtis (incorporated by reference to Exhibit 10.2 of Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2004).
10.17**	Interest Purchase Agreement, dated as of October 6, 2005, by and among Accellent Corp., Gary Stavrum and Timothy Hanson, the members of Machining Technology Group, LLC.
10.18	Employment Agreement, dated as of September 2001, between Accellent Inc. and Stewart Fisher (incorporated by reference to Exhibit 10.3 of Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2004).
10.19	Employment Agreement, dated July 1, 2004, between Accellent Inc. and Daniel C. Croteau (incorporated by reference to Exhibit 10.5 of Accellent Corp.'s Annual Report on Form 10-K, filed on March 15, 2005).
10.20	Trade Secrets Agreement and Employment Contract, dated April 7, 2003, between Accellent Inc. and Gary D. Curtis (incorporated by reference to Exhibit 10.7 of Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2004).
10.21	Non-Disclosure, Non-Solicitation, Non-Competition and Invention Assignment Agreement, dated July 22, 2003, between Accellent Inc. and Gary D. Curtis (incorporated by reference to Exhibit 10.8.1 of Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2004).
10.22	Non-Competition Agreement, dated September, 2001, between Accellent Inc. and Stewart Fisher (incorporated by reference to Exhibit 10.8.2 of Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2004).
10.23	Non-Disclosure, Non-Solicitation, Non-Competition and Invention Assignment Agreement, dated September 15, 2004, between Accellent Inc. and Daniel C. Croteau (incorporated by reference to Exhibit 10.8.4 of Accellent Corp.'s Annual Report on Form 10-K, filed on March 15, 2005).
10.24	Accellent Inc. Supplemental Executive Retirement Pension Program (incorporated by reference to Exhibit 10.11 to Accellent Inc.'s Registration Statement on Form S-1, filed on February 14, 2001)
10.25**	Form of Stock Option Agreement, dated November 22, 2005, between Accellent Holdings Corp. and certain members of management.
10.26**	Accellent Holdings Corp. Directors' Deferred Compensation Plan.
10.27†	Accellent Inc. Management Bonus Plan.
12.1**	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1**	Subsidiaries of Accellent Inc.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of Ernst & Young LLP.
23.3**	Consent of Beason & Nalley, Inc.
23.4**	Consent of Lenahan, Smith & Bargiachi, PC.
23.5	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).
23.6	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2).
23.7	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.3).
23.8	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (included in Exhibit 5.4).
23.9	Consent of Saul Ewing LLP (included in Exhibit 5.5).

23.10	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.6).
23.11	Consent of Venable LLP (included in Exhibit 5.7).
23.12**	Consent of Millennium Research Group.
24.1**	Power of Attorney of Accellent Inc.
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter to Broker-Dealers
99.4**	Form of Letter to Clients

†
Filed herewith.

*
Incorporated by reference to Accellent Corp.'s Registration Statement on Form S-4, filed on August 30, 2005.

**
Previously filed.

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TABLE OF ADDITIONAL REGISTRANT GUARANTORS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
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EXHIBIT INDEX